Exhibit 99.1


News Release








               MARSH & McLENNAN POSTPONES INVESTOR CONFERENCE CALL

NEW YORK, NEW YORK, October 17, 2004--Marsh & McLennan Companies, Inc. (MMC) announced that it has decided to postpone until late this week or next week the investment community conference call that it had scheduled to take place tomorrow, Monday, October 18, at 11:00 am ET.

The company said it will be filing an 8-K report with the Securities and Exchange Commission that will include the financial effects of Market Service Agreements it had planned to discuss on Monday's conference call.

On the rescheduled conference call, the company will provide a more complete update on the situation.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 63,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.


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